Exhibit 99.1

CONTACT:	John Van Heel
Chief Executive Officer
(585) 647-6400

Robert Gross
Executive Chairman
(585) 647-6400

Catherine D’Amico
Executive Vice President – Finance
Chief Financial Officer
(585) 647-6400

Investors: Effie Veres
Media: Kelly Whitten
FTI Consulting
(212) 850-5600

FOR IMMEDIATE RELEASE

MONRO MUFFLER BRAKE, INC. DECLARES QUARTERLY CASH DIVIDEND

ROCHESTER, N.Y. – December 5, 2014 – Monro Muffler Brake, Inc. (Nasdaq: MNRO), a leading provider of automotive undercar repair and tire services, today announced that its Board of Directors has declared a quarterly cash dividend of $.13 per share on the Company’s outstanding shares of common stock including the shares of common stock to which the holders of the Company’s Class C Convertible Preferred Stock are entitled. The dividend is payable on December 26, 2014 to shareholders of record at the close of business on December 16, 2014.

About Monro Muffler Brake

Monro Muffler Brake operates a chain of stores providing automotive undercar repair and tire services in the United States, operating under the brand names of Monro Muffler Brake and Service, Mr. Tire, Tread Quarters Discount Tires, Autotire, Tire Warehouse, Tire Barn, Ken Towery’s Tire and Auto Care and The Tire Choice. The Company currently operates 1,008 stores in 25 states. Monro’s stores provide a full range of services for brake systems, steering and suspension systems, tires, exhaust systems and many vehicle maintenance services.

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